Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the BP Employee Savings Plan of our reports dated 6 March 2012, with respect to the group financial statements of BP p.l.c. and the effectiveness of internal control over financial reporting of BP p.l.c., included in its Annual Report (Form 20-F) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

London, England

5 February 2013	/s/ Ernst & Young LLP
Ernst & Young LLP